Deloitte & Touche LLP
Northwest Bank Building
101 West Second Street
Davenport, Iowa 52801-1813
Tel: (563) 322-4415
Fax: (563) 445-9600
Fax: (563) 445-9601 (Tax Dept.)
www.us.deloitte.com

INDEPENDENT AUDITORS' REPORT
To the Shareholders and Board of Trustees of Pearl Mutual Funds:
We have audited the accompanying statements of net assets of Pearl Mutual Funds, including Pearl Total Return Fund and Pearl Aggressive Growth Fund (collectively, the "Funds") as of December 31, 2002 and the related statements of operations for the year then ended, and the statements of changes in net assets and financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of Pearl Total Return Fund for the years ended prior to December 31, 1999 were audited by other auditors whose report, dated February 22, 1999, expressed an unqualified opinion on those financial highlights.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial tatements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant stimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of December 31, 2002, the results of their respective operations, the changes in their respective net assets and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
January 24, 2003